SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 23, 2015
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2015, after a review of the annual base salary and other aspects of compensation of Eric M. Rychel, Aleris Corporation’s (the “Company”) Executive Vice President, Chief Financial Officer and Treasurer, the Compensation Committee of the Company’s Board of Directors authorized the following adjustments to be made to Mr. Rychel’s compensation and benefits, effective as of September 1, 2015: (i) an increase to Mr. Rychel’s annual base salary by $90,000 from $385,000 to $475,000 and (ii) an increase to Mr. Rychel’s target percentage of the annual base salary that represents the annual target bonus Mr. Rychel is eligible to receive under Aleris International, Inc.’s annual bonus plan by 20% from 65% to 85%.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: September 29, 2015
/s/ I. Timothy Trombetta
By: I. Timothy Trombetta
Its: Vice President and Controller